Exhibit (h)(12)

FIRST AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT
BETWEEN
DWS MARKET TRUST
AND
STATE STREET BANK AND TRUST COMPANY

This First Amendment (“Amendment”) dated as of April 1, 2014 is between DWS Market Trust, on behalf of its relevant series (each, a “Borrower”) and State Street Bank and Trust Company (“State Street”).

WHEREAS, DWS Market Trust, on behalf of its series, DWS Diversified Market Neutral Fund, and State Street have entered into a Securities Lending Authorization Agreement, dated as of December 16, 2013, as may be amended from time to time and as in effect on the date hereof (the “Agreement”); and

WHEREAS, DWS Market Trust, wishes to amend the Agreement to permit an additional series, DWS Strategic Equity Long/Short Fund, to be a lending Fund under the Agreement;

NOW THEREFORE, DWS Market Trust and State Street hereby agree to amend the Agreement as follows:

1.           Definitions.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.   Amendment.  Schedule B of the Agreement is hereby deleted in its entirety and replaced with a new Schedule B, attached hereto as Appendix A.

3.   Miscellaneous.  Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4.   Effective Date.  This Amendment shall be effective as of the date first set forth above.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

DWS MARKET TRUST, on behalf of each of its series as listed on Schedule B, severally and not jointly By: /s/John Millette Name: John Millette Title: Vice President and Secretary	STATE STREET BANK AND TRUST COMPANY By: /s/Paul J. Fleming Name: Paul J. Fleming Title: Senior Managing Director

APPENDIX A

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 16th day of December, 2013, as amended on April 1, 2014, between DWS MARKET TRUST ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”).

Fund Name	Taxpayer Identification Number	Tax Year-End
DWS Diversified Market Neutral Fund	20-5597022	August 31
DWS Strategic Equity Long/Short Fund	46-4941447	August 31

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